UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 20, 2009
PepsiCo, Inc.
(Exact name of registrant as specified in charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of principal executive offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-23: CONSENT OF DELOITTE & TOUCHE LLP

Item 8.01.	Other Events.
Pursuant to Rule 3-10 of Regulation S-X under the Securities Exchange Act of 1934, as amended, we hereby incorporate by reference in this report the financial statements of Bottling Group, LLC (“Bottling Group”) included in Bottling Group’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 filed with the Securities and Exchange Commission (“SEC”) on February 20, 2009 and any amendments to such statements filed with the SEC.
Such financial statements of Bottling Group are incorporated by reference in this report as required by the SEC as a result of our guarantee of up to $1,300,000,000 aggregate principal amount of Bottling Group’s 6.95% Senior Notes due 2014 (the “Bottling Group Notes”), which guarantee was registered under the Securities Act of 1933, as amended. The Bottling Group Notes were issued on October 24, 2008.
Such financial statements were prepared by the management of Bottling Group and were subject to Bottling Group’s internal controls, including Bottling Group’s internal control over financial reporting. We did not have any responsibility for the preparation of, and have not independently reviewed, these financial statements and they were not subject to our internal controls, including our internal control over financial reporting. These financial statements should be viewed accordingly.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

23	Consent of Deloitte & Touche LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: February 20, 2009	By:	/s/ Thomas H. Tamoney, Jr.
	Name:	Thomas H. Tamoney, Jr.
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

23	Consent of Deloitte & Touche LLP